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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           (Date of Report)                            MAY 8, 2006
           (Date of earliest event reported)           MAY 2, 2006

                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

         DELAWARE                     1-12202                   93-1120873
(State or other jurisdiction        (Commission               (IRS Employer
          of incorporation)         File Number)            Identification No.)

                   13710 FNB PARKWAY
                   OMAHA, NEBRASKA                          68154-5200
          (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code: (402) 492-7300

                                 Not Applicable
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  Entry into a Material Definitive Agreement

           On May 2, 2006, we, through our subsidiary Northern Border Intermediate Limited Partnership ("NBILP"), entered into a Purchase and Sale Agreement (the "Purchase Agreement") with Williams Field Services Company, LLC ("Williams"), a subsidiary of The Williams Companies, Inc. Pursuant to the Purchase Agreement, NBILP agreed to form a joint venture with Williams by purchasing from Williams 99% of the outstanding membership interests in Overland Pass Pipeline Company, LLC (the "Joint Venture").

           The purchase price of the 99% interest in the Joint Venture is equal to the amount of actual costs, without mark-up, incurred up to the closing date by the Joint Venture in the development of the proposed Overland Pass pipeline described below.

           The Purchase Agreement contains customary and other closing conditions that, if not satisfied or waived, would result in the purchase not occurring. These conditions include, among others:

               o continued accuracy of the representations and warranties of the parties in the Purchase Agreement;

               o performance by each party of its obligations under the Purchase Agreement;

               o execution and delivery of certain agreements related to the Purchase Agreement;

               o approval of the transaction by the Board of Directors of The Williams Companies, Inc.; and

               o absence of any statute, rule, decree, order, injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Purchase Agreement.

           In connection with, and subject to, the closing of the Purchase Agreement, the parties will enter into an Amended and Restated Limited Liability Company Agreement ("LLC Agreement") containing the terms and conditions upon which the Joint Venture will build a 750-mile natural gas liquids pipeline from Opal, Wyoming, in the southwestern part of the state, to the mid-continent natural gas liquids market center in Conway, Kansas. Initially, NBILP or an affiliate thereof will own 99 percent of the joint venture and Williams will own the remaining 1 percent, with Williams having the option to increase its ownership to 50 percent and become operator within two years of the pipeline becoming operational.


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           Subject to the execution and delivery of the LLC Agreement, and subject to the terms thereof, NBILP will make the loans or contributions of cash, property or services necessary to place the Overland Pass pipeline into service. The project requires the approval of various state and federal regulatory agencies and governments. The project is estimated to cost approximately $450 million.


ITEM 7.01  REGULATION FD DISCLOSURE.

           On May 3, 2006, ONEOK, Inc. and Northern Border Partners issued a press release announcing the agreement to form the Joint Venture referenced in this Form 8-K, a copy of which is furnished and attached as Exhibit 99.1 hereto and is incorporated into this Item
           7.01 by reference.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

           Exhibits

              99.1 Press Release issued by ONEOK, Inc. and Northern Border Partners, L.P. May 3, 2006.






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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NORTHERN BORDER PARTNERS, L.P.

Date: May 8, 2006                        By: /s/ Jerry L. Peters
                                             -----------------------------------
                                         Jerry L. Peters
                                         Senior Vice President, Chief Accounting
                                         Officer and Treasurer




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                                 EXHIBIT INDEX


            EXHIBIT
            NUMBER     DESCRIPTION
            -------    -----------
              99.1     Press Release issued by ONEOK, Inc. and Northern Border
                       Partners, L.P. May 3, 2006.